                                                                    EXHIBIT 8(A)




     THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. [ ]                                                            CUSIP No. [ ]
Number of Corporate Units, Series B  [ ]

                            Corporate Units, Series B

     This Corporate Units, Series B Certificate ("Corporate Units Certificate") certifies that Cede & Co. is the registered Holder of the number of Corporate Units, Series B ("Corporate Units") set forth above (or such other number as is set forth in Schedule of Increases or Decreases in Global Certificate annexed hereto). Each Corporate Unit represents (i) either (a) beneficial ownership by the Holder of $25 principal amount of [ ] % Senior Notes due 2006 (the "Senior Note") of Duke Capital Corporation, a Delaware corporation, subject to the Pledge of such Senior Note by such Holder pursuant to the Pledge Agreement or
(b) upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or a Successful Initial Remarketing, the appropriate Applicable Ownership Interest of the Treasury Portfolio, subject to the Pledge of such Applicable Ownership Interest of the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Duke Energy Corporation, a North Carolina corporation (the "Company," which term, as used herein, includes its successors pursuant to the Purchase Contract Agreement). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

     Pursuant to the Pledge Agreement, the Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Corporate Unit.

     The Pledge Agreement provides that all payments of principal on the pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or interest payments on any pledged Senior Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds
(i) in the case of (A) interest payments with respect to pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of principal or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such terms) of the Treasury Portfolio, as the case may be, with respect to any Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders to the account designated by the Holders by a prior written notice, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments of principal on any pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio that has not been released from the Pledge pursuant to the Pledge Agreement, as the case may be, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such pledged Senior Notes or the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units. Interest on any Senior Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, forming part of a Corporate Unit evidenced hereby which are payable quarterly in arrears on [ ] , [ ] , [ ] and [ ] , each year, commencing [ ] , 2002 (a "Payment Date"), shall, subject to receipt thereof by the Agent from the Collateral Agent, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

     Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on [ ] , 2004 (the "Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of newly issued shares of Common Stock, no par value ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Corporate Units of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of (1) cash received from a Holder or (2) payment received in respect of the Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

     Interest on the Senior Notes or distributions on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register or by wire transfer to the account designated by a prior written notice from such Person.

     The Company shall pay on each Payment Date in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby an amount (the "Contract Adjustment Payments") equal to [ ] % per annum of the Stated Amount, computed on the basis of a 360-day year of twelve 30 day months, subject to deferral at the option of the Company as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. Such Contract Adjustment Payments, if any, shall be payable to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

     Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and at the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Corporate Units Register.

     Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                        DUKE ENERGY CORPORATION



                                        By:
                                            ------------------------------------
                                               Name:   [ ]
                                               Title:  [ ]


                                        By:
                                            ------------------------------------
                                               Name:   [ ]
                                               Title:  [ ]


                                        HOLDER SPECIFIED ABOVE (as to
                                        obligations of such Holder under the
                                        Purchase Contracts evidenced hereby)


                                        By:    THE CHASE MANHATTAN BANK,
                                               not individually but solely as
                                               attorney-in-fact of such Holder


                                        By:
                                            ------------------------------------
                                                      Authorized Officer

Dated:  November [ ], 2001

                      AGENT'S CERTIFICATE OF AUTHENTICATION

     This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.


                                        By:    THE CHASE MANHATTAN BANK,
                                               as Purchase Contract Agent


                                        By:
                                            ------------------------------------
                                                      Authorized Officer


Dated:  November [ ], 2001

     Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of November [ ], 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and The Chase Manhattan Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $ [ ] (the "Threshold Appreciation price"), [ ] shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $ [ ] , the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $ [ ] ,shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

     Each Purchase Contract evidenced hereby which is settled either through Early Settlement or Cash Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, as number of newly issued shares of Common Stock equal to the Early Settlement Rate or the Settlement Rate, as applicable.

     The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of factional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date. The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange, Inc. (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last sale price on and as reported by the Nasdaq National Market, or, if the Common Stock is not so reported, the last quoted bid price of the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading

Day" means a day on which the Common Stock (A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

     In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement or an Early Settlement or from the Proceeds of a remarketing of the related pledged Senior Notes of such holders or of the appropriate Applicable Ownership Interest of the Treasury Portfolio. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective (1) Cash Settlement on or prior to 5:00 p.m., New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) Early Settlement on or prior to 4:00 p.m. New York City time, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date, shall pay the Purchase Price for the shares of Common Stock to be issued under the related Purchase Contract from the Proceeds of the sale of the related pledged Senior Notes held by the Collateral Agent. Unless a Tax Event Redemption or a Successful Initial Remarketing has occurred, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement and any supplemental remarketing agreement executed in connection therewith between the parties thereto, on the third Business Date immediately preceding the Purchase Contact Settlement Date. If a Tax Event Redemption or a Successful Initial Remarketing has occurred, a Holder of Corporate Units who does not elect to make an effective Early Settlement on or prior to 5:00 p.m. New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date shall pay the Purchase Price with the Proceeds at maturity of the Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio.

     The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefore to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

     Under the terms of the Pledge Agreement, the Agent will be entitled to exercise the voting and any other consensual rights pertaining to the pledged Senior Notes. Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon the solicitation of consents, waivers or proxies of holders of Senior Notes, the Agent shall, as soon as practicable thereafter, mail to the Corporate Units holders a notice (a) containing such information as is contained in the notice or solicitation, (b) stating that each Corporate Units holder on the record date set by the Agent therefore (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes entitled to vote) shall be entitled to instruct the Agent as to the exercise of the voting rights pertaining to the Senior Notes constituting a part of such holder's Corporate Units and (c) stating the manner in which such instructions may be given. Upon the written request of the Corporate Units Holders on such record date, the Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Notes as to which any particular voting instructions are received. In the absence of specific instructions from the holder of a Corporate Unit, the Agent shall abstain from voting the Senior Notes evidenced by such Corporate Units.

     Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, pursuant to the terms of the Pledge Agreement, the Collateral Agent will apply, out of the aggregate Redemption Price for the Senior Notes that are components of Corporate Units, an amount equal to the aggregate Redemption Amount for the Senior Notes that are components of Corporate Units to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Redemption Price to the Agent for payment to the Holders of such Corporate Units.

     Upon the occurrence of a Successful Initial Remarketing, pursuant to the terms of the Remarketing Agreement, the Remarketing Agent will apply an amount equal to the Treasury Portfolio Purchase Price to purchase on behalf of the Holders of Corporate Units, the Treasury Portfolio, and, after deducting the Remarketing Fee to the extent permitted under the terms of the Remarketing Agreement, promptly remit the remaining portion of such Proceeds of the Successful Initial Remarketing to the Agent for payment to the Holders of such Corporate Units.

     Following the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date or following a Successful Initial Remarketing, the Holders of Corporate Units and the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent and in respect of the Senior Notes, as the case may be, subject to the Pledge thereof as provided in Articles 2, 3, 4, 5 and 6 of the Pledge Agreement and any reference herein to the Senior Notes shall be deemed to be a reference to such Treasury Portfolio and any reference herein or in the Certificates to interest on the Senior Notes shall be deemed to be a reference to corresponding distributions on the Treasury Portfolio.

     The Corporate Units Certificates are issuable only in registered from and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement. The Corporate Units Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Treasury Securities for Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit. A Holder of a Corporate Unit may create a Treasury Unit by delivering to the

Collateral Agent Treasury Securities in an aggregate principal amount equal to the aggregate principal amount of the pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such Collateral Substitution, the Security for which such pledged Treasury Securities secures the Holder's obligation under the Purchase Contract shall be referred to as a "Treasury Unit." A Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such Collateral Substitutions only in integral multiples of [ ] Corporate Units for [ ] Treasury Units. Such Collateral Substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Corporate Units Certificate shall not exceed $ [ ] . All such adjustments to the equivalent aggregate Stated Amount of this Corporate Units Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.

     A Holder of Treasury Units may recreate Corporate Units by delivering to the Collateral Agent Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Senior Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such recreation of a Corporate Unit may be effected only in multiples of 40 Treasury Units for 40 Corporate Units; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, a Holder may make such substitution only in integral multiples of [ ] Treasury Units for [ ] Corporate Units.

     Subject to the next succeeding paragraph, the Company shall pay, on each Payment Date, the Contract Adjustment Payments, if any, payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date. Contract Adjustment Payments, if any, will be payable at the Corporate Trust Office of the Agent and the New York Office or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such address as it appears on the Corporate Units Register or by wire transfer to the account designated by such Person in writing.

     The Company shall have the right, at any time prior to the Purchase Contract Settlement Date, to defer the payment of any or all of the Contract Adjustment Payments, if any, otherwise payable on any Payment Date, but only if the Company shall give the Holders and the Agent written notice of its election to defer such payment (specifying the amount to be deferred) as provided in the Purchase Contract Agreement. Any Contract Adjustment Payments, if any, so deferred shall, to the extent permitted by law, bear additional Contract Adjustment Payments thereon at the rate of [ ] % per annum (computed on the basis of a 360-day year of twelve 30 day months), compounding on each succeeding Payment Date, until paid in full (such deferred installments of Contract Adjustment Payments, if any, together with the additional Contract Adjustment Payments accrued thereon, are referred to herein as the "Deferred Contract Adjustment Payments"). Deferred Contract Adjustment Payments, if any, shall be due on the next succeeding Payment Date except to the extent that payment is deferred pursuant to the Purchase Contract Agreement. No Contract Adjustment Payments, if any, may be deferred to a date that is after the Purchase Contract Settlement Date and no such deferral period may end other than on a Payment Date.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until a Payment Date prior to the Purchase Contract Settlement Date, then all Deferred Contract Adjustment Payments, if any, shall be payable to the registered Holders as of the close of business on the Record Date immediately preceding such Payment Date.

     In the event that the Company elects to defer the payment of Contract Adjustment Payments, if any, on the Purchase Contracts until the Purchase Contract Settlement Date, the Holder of this Corporate Units Certificate will receive on the Purchase Contract Settlement Date, in lieu of a cash payment, a number of shares of Common Stock (in addition to the number of shares of Common Stock equal to the Settlement Rate) equal to (x) the aggregate amount of Deferred Contract Adjustment Payments payable to the Holder of this Corporate Units Certificate divided by (y) the Applicable Market Value.

     In the event the Company exercises its option to defer the payment of Contract Adjustment Payments, if any, then, until the Deferred Contract Adjustment Payments have been paid, the Company shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than: (i) purchases, redemptions or acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers or directors or a stock purchase or dividend reinvestment plan, or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event; (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock; (iii) the purchase of factional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; (iv) dividends or distributions in capital stock of the Company (or rights to acquire capital stock) or repurchases, acquisitions or redemptions of capital stock in connection with the issuance or exchange of capital stock (or securities convertible into or exchangeable for shares of our capital stock); (v) redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future); or (vi) mandatory sinking fund payments with respect to any series of preferred stock or preferred stock A of the Company; provided that the aggregate stated value of all such series outstanding at the time of such payment does not exceed 5% of the aggregate of (1) the total principal amount of all then outstanding bonds or other securities representing secured indebtedness issued or assumed by the Company and (2) the Company's capital and surplus to be stated on the Company's books of account after giving effect to such payment; provided however that any moneys deposited into any sinking fund and not in violation of this clause (vi) may thereafter be applied to the purchase or redemption of such preferred stock or preferred stock A in accordance with the terms of such sinking fund without regard to the foregoing restrictions.

     The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay Contract Adjustment Payments, if any, or any Deferred Contract Adjustment Payments, and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Corporate Units Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.

     Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may early settle Corporate Units only in integral multiples of [ ] Corporate Units. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Corporate Units Certificate, the Holder of this Corporate Units Certificate shall deliver this Corporate Units Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus (ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments, if any, payable on such Payment Date with respect to such Purchase Contracts; provided that no payment shall be required pursuant to clause (ii) of this sentence if the Company shall have elected to defer the Contract Adjustment Payments which would otherwise be payable on such Payment Date. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Units as to which Early Settlement is effected equal to the Early Settlement Rate; provided, however, that upon the Early Settlement of the Purchase Contracts, the Holder of such related Securities will forfeit the right to receive any Deferred Contract Adjustment Payments and any future Contract Adjustment Payments, except to the extent that the Early Settlement Date is after the close of business on a Record Date and prior to the opening of business on the corresponding Payment Date. The Early Settlement Rate shall initially be equal to [ ] shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

     Upon registration of transfer of this Corporate Units Certificate in accordance with the Purchase Contract Agreement, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

     The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on his behalf as his attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, underlying this Corporate Units Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause
(A) of the definition of such term) of the Treasury Portfolio on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

     Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

     The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable quarterly on the Senior Notes or on the maturing quarterly interest strips of the Treasury

Portfolio, as applicable, receiving payments of Contract Adjustment Payments, if any, and any Deferred Contract Adjustment Payments, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

     The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

     A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -                              as tenants in common

UNIF GIFT MIN ACT -                    --------------Custodian------------

                                       (cust)                       (minor)

                                       Under Uniform Gifts to Minors Act

                                       -----------------------------------------
                                                     (State)

TEN ENT -                              As tenants by the entireties

JT TEN -                               As joint tenants with right of
                                       survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                     --------------------------------------

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


--------------------------------------------------------------------------------
      (Please insert Social Security or Taxpayer I.D. or other Identifying
                              Number of Assignee)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
  (Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________
attorney to transfer said Corporate Units Certificates on the books of Duke Energy Corporation with full power of substitution in the premises.


Dated:
     -------------------------   ------------------------------------------
                                 Signature

                                 NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.


Signature Guarantee:
                    -------------------------
Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                             SETTLEMENT INSTRUCTIONS

     The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
     -------------------                --------------------------------
                                        Signature


Signature Guarantee:
                    --------------------------------
(if assigned to another person)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

REGISTERED HOLDER

Please print name and address of Registered Holder:


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Social Security or other Taxpayer
Identification Number, if any
                               -------------------------------------------------

                            ELECTION TO SETTLE EARLY

     The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Corporate Units with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Corporate Units, Holders may early settle Corporate Units only in integral multiples of [ ] Corporate Units. The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:
       ----------------------------       --------------------------------------
                                                         Signature


Signature Guarantee
(if assigned to another person):
                               ---------------------------------

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to, and pledged Senior Notes, or an Applicable Ownership Interest in the Treasury Portfolio, as the case may be, are to be transferred to, a Person other than the Holder, please (i) print such Person's name and address and (ii) provide a guarantee of your signature):


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

REGISTERED HOLDER

Please print name and address of Registered Holder


--------------------------------------------------------------------------------
                                      Name


--------------------------------------------------------------------------------
                                     Address


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Social Security or other Taxpayer
Identification Number, if any
                             --------------------------------------------------

Transfer Instructions for pledged Senior Notes, or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, Transferable Upon Early Settlement or a Termination Event:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

            SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

 The following increases or decreases in this Global Certificate have been made:

===================================================================================================================
                                                                          Stated Amount of
                           Amount of decrease                               this Global           Signature of
                           in Stated Amount of   Amount of increase in      Certificate        authorized officer
                               the Global         Stated Amount of the      following such      of Purchase Contract
          Date                 Certificate         Global Certificate    decrease or increase           Agent
-------------------------------------------------------------------------------------------------------------------
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